UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Crosby Drive, Suite 100

Bedford, MA 01730

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2024, Pulmatrix, Inc. (the “Company”) and MannKind Corporation, a Delaware Corporation (“MannKind”) entered into a Bill of Sale and Assignment Agreement (the “BSA”) with respect to the transfer of the Company’s Bedford, Massachusetts, R&D facility (the “R&D Facility”) to MannKind along with all leasehold improvements, laboratory equipment and other related personal property. In connection with the transfer of the R&D Facility, the Company, MannKind and Cobalt Propco 2020, LLC, a Delaware limited liability company (the “Landlord”) will enter into an Amendment to Lease and Consent to Assignment of Lease (the “Lease Assignment Agreement”) in connection with the premises (the “Premises”) that the Company leases at 36 Crosby Drive, Bedford, Massachusetts, pursuant to that certain Lease Agreement, dated as of January 7, 2022 (the “Lease Agreement”), by and between the Company and the Landlord (collectively, the “MannKind Transactions”). Pursuant to the Lease Assignment Agreement, MannKind will assume all of the Company’s obligations under the Lease Agreement, including all rent and other payments pursuant to the Lease Agreement. The transfer of the R&D Facility to MannKind is expected to close during July 2024.

In connection with the transactions contemplated by the BSA and Lease Assignment, the Company and MannKind entered into an Intellectual Property Cross License Agreement (the “IPA”). The effectiveness of the IPA and the licenses granted therein is subject to closing of the transactions contemplated by the BSA and the Lease Assignment Agreement. Pursuant to the IPA, the Company will grant to MannKind (i) an exclusive license to develop, use, manufacture, market, offer and sell its inhaled Small Particles Easily Respirable and Emitted (“iSPERSE”) formulations of Clofazimine, (ii) an exclusive license to develop, use, manufacture, market, offer and sell formulations of iSPERSE with one more active pharmaceutical ingredients for the treatment of nontuberculous mycobacteria lung disease in humans, (iii) an exclusive license to develop, use, manufacture, market, offer and sell iSPERSE formulations of insulin, (iv) a non-exclusive license to develop, use, manufacture, market, offer and sell formulations of iSPERSE with one more active pharmaceutical ingredients for the treatment of endocrine disease in humans, and (v) a non-exclusive license to develop, use, manufacture, market, offer and sell formulations of iSPERSE with one more active pharmaceutical ingredients for the treatment of interstitial lung diseases (including IPF, PPF and other related lung diseases) in humans. Additionally, pursuant to the IPA, MannKind will grant to the Company (i) the exclusive right to develop, use, manufacture, market, offer and sell its “Cricket” single-use disposable dry powder inhaler (including all modifications or improvement thereto made by or on behalf of the Company, the “Cricket Device”) for the inhaled delivery of dihydroergotamine in any formulation whatsoever, including the Company’s PUR3100 treatment of acute migraine and (ii) a non-exclusive license to develop, use, manufacture, market, offer and sell the Cricket Device for the inhaled delivery of one more active pharmaceutical ingredients formulated with iSPERSE for the treatment of neurological disease in humans.

Additionally, pursuant to the Master Services Agreement, by and between the Company and MannKind, MannKind shall provide certain development services to the Company, including but not limited to, activities to develop a dry powder formulation of the active pharmaceutical ingredient that the Company provides to MannKind for oral inhalation using iSPERSE.

The BSA, the IPA, the MSA and the Lease Assignment Agreement contain customary representation, warranties and indemnification provisions, as applicable, and as related to transactions of this type.

Item 8.01 Other Events

On May 29, 2024, the Company issued a press release announcing the MannKind Transactions, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: May 29, 2024	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer